CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Money Market Trust


     We consent to the use of our report dated February 26, 1999,incorporated herin by reference and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Auditors" in the statement of additional information.

                                        /s/ KPMG Peat Marwick LLP

                                        KPMG Peat Marwick LLP


Boston, Massachusetts
April 1, 1999